Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Invech Holdings, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share (2)	(1)	Other	30,000,000	$	$1,160,000.00	0.0001381	$160.20

Total Offering Amounts:							$1,160,000.00		160.20
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$160.20

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Offering Note(s)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.